LIMITED POWER OF ATTORNEY
FOR
MERCURY COMPUTER SYSTEMS, INC.
SECTION 16(a) FILINGS

        Know all by these presents, that the undersigned hereby constitutes and appoints each of
Robert E. Hult, Senior Vice-President and Chief Financial Officer, Joseph M. Hartnett, Vice-
President, Corporate Controller and Chief Accounting Officer, and Craig Barrows, Vice-
President, General Counsel and Assistant Secretary, acting singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or shareholder of Mercury Computer Systems, Inc. (the
"Company"), Forms 3, 4 and 5, and amendments thereto, in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by each such attorney-
in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, provided, however, that the undersigned does not grant to each such power-of-attorney the right to engage in any transactions involving the securities of the Company on behalf of the undersigned, including without limitation, the right to purchase or sell any securities of the Company.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes (any such substitute also being referred to herein as an
"attorney-in-fact"), shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney and the rights and powers herein granted.  The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned or such attorney-in-
fact, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        The undersigned agrees that each such attorney-in-fact shall not be liable for any error of judgment or for any act done or omitted to be done or for any mistake of fact or law except for each such attorney-in-fact's own bad faith, and the undersigned agrees to indemnify and to hold each such attorney-in-fact harmless against any loss, claim, damage, liability or cost incurred on each such attorney-in-fact's part arising out of or in connection with acts undertaken or omitted to be taken as an attorney-in-fact hereunder.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

        IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 20 day of September, 2005.

                                             /s/ Mark Skalabrin
                                             Signature

LIBC/1640386.1

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